Cane Clark llp		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague	Scott P. Doney	Facsimile: 702-944-7100
Christopher T. Clark		Email: jlaxague@caneclark.com

September 4, 2013

Harmonic Energy Inc.

3rd Floor

207 Regent Street

London, United Kingdom W1B 3HH

Ladies and Gentlemen:

I have acted as counsel for Harmonic Energy Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of 7,403,726 shares of the Company’s common stock (the “Shares”) pursuant to the 2013 Stock Option Plan of Harmonic Energy, Inc. (the "SOP").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the SOP; (e) the SOP; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, it is my opinion that the Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act, such Shares will be legally issued, fully paid and non-assessable shares of the Company’s common stock when issued in accordance with the terms and provisions of the SOP.

Sincerely,

CANE CLARK LLP

/s/ Joe Laxague

Joe Laxague, Esq.

1